UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2015

INNERWORKINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52170 (Commission File Number)	20-5997364 (I.R.S. Employer Identification No.)
	600 West Chicago Avenue Suite 850 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)
(312) 642-3700 (Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 6, 2015 (the “Effective Date”), InnerWorkings, Inc. (the “Company”) entered into amendments to the employment agreement with John D. Eisel originally dated September 6, 2011 and the employment agreement with Ronald C. Provenzano originally dated August 23, 2012 (together, the “Amendments”). The Amendments provide that, as of the Effective Date, all outstanding equity awards would become immediately vested if Mr. Eisel or Mr. Provenzano experience a qualifying termination of employment in connection with a change in control of the Company. In addition, Messrs. Eisel and Provenzano would receive immediate vesting of all equity awards if a successor entity fails to assume or replace their outstanding equity awards with economically equivalent awards upon a change in control of the Company.

The foregoing summary of the Amendments is qualified in its entirety by reference to the full text of the Amendments, which are attached as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1	Third Amendment to Employment Agreement, dated April 6, 2015, by and between John D. Eisel and InnerWorkings, Inc.

10.2	First Amendment to Employment Agreement, dated April 6, 2015, by and between Ronald C. Provenzano and InnerWorkings, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: April 9, 2015	By:	/s/ Ronald Provenzano
Name: Ronald Provenzano
Title: General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description
10.1	Third Amendment to Employment Agreement, dated April 6, 2015, by and between John D. Eisel and InnerWorkings, Inc.

10.2	First Amendment to Employment Agreement, dated April 6, 2015, by and between Ronald C. Provenzano and InnerWorkings, Inc.

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